Exhibit 10.39
April 27, 2026
Ms. Jeanette L. Miller
c/o the address set forth in the Company’s records

First Amendment to the Employment Agreement
dated as of December 4, 2023
Dear Jeanette:
This letter (this “Letter”) amends the employment agreement with James River Group Holdings Inc., a Delaware corporation (f/k/a James River Group Holdings, Ltd., a Bermuda exempted company) (“Parent Company” or “Holdings”), and its subsidiary James River Group, Inc. (the “Company”), dated as of December 4, 2023 (the “Employment Agreement”). Capitalized terms used but not defined in this Letter shall have the meanings ascribed to them in the Employment Agreement (as amended herein).
1.Certain Defined Terms. Effective as of the date of this Letter, all references to “Parent Company” and “Holdings” in the Employment Agreement shall be deemed to refer to James River Group Holdings, Inc., a Delaware corporation.
2.Short-Term Incentive Plan; Long-Term Incentive Plan. Section 2(b) of the Employment Agreement is amended by deleting the fourth sentence of such Section 2(b) in its entirety and replacing it with the following new sentence:
“Commencing as of the 2026 fiscal year, (i) the target STIP award for any year shall be 75% of Executive’s base salary, and (ii) the target LTIP award for any year shall be 100% of Executive’s base salary, in each case, for such year Executive is employed by the Company.”
Except as expressly amended pursuant to this paragraph 2, the remainder of Section 2(b) of the Employment Agreement shall remain unmodified in any manner.

3.Duties. Section 3 of the Employment Agreement is amended as follows (with deleted language ~~struck through~~ and added language in bold underline):
“Duties. Executive shall perform all duties normally associated with the position of Senior Vice President, Chief Legal Officer of the Parent Company and all duties normally associated with the position of Senior Vice President, Chief Legal Officer of the Company. In her capacity as Senior Vice President, Chief Legal Officer of the Parent Company, Executive shall report directly to the Chief Financial Officer of the Parent Company, and as Senior Vice President, Chief Legal Officer of the Company, Executive shall report directly to the Chief Financial Officer of the Company. Executive will devote her entire working time, attention, and energies to carrying out and fulfilling her duties and responsibilities under this Agreement. Executive agrees to abide by all policies applicable to employees of the Company Group adopted by the Parent Board. ~~Executive’s duties as Senior Vice President, Chief Legal Officer of the Parent Company will be performed primarily at the Parent Company’s offices in Pembroke, Bermuda, and the~~ Executive's duties as Senior Vice President, Chief Legal Officer of the Parent Company and the Company will be performed primarily at the Company’s offices in Chapel Hill, North Carolina; provided, however, that the foregoing duties may be performed in locations other than the aforementioned locations if the business of the Company and the Parent Company so require~~, but at all times the Executive shall comply with the operational guidelines of the Parent Company and the Company with respect to the scope of duties and activities to be performed in Bermuda and the United States, as in effect from time to time~~. Executive represents that she is able and willing to engage in ~~travel to Bermuda and other~~ international travel as is necessary to the business interests of the Company Group.”

4.Confidential Information and Privileged Information. The section heading for Section 4 of the Employment Agreement is hereby revised as follows (with added language in bold underline):
“CONFIDENTIAL INFORMATION AND PRIVILEGED INFORMATION; RIGHT TO COMMUNICATE.”
Section 4(c) of the Employment Agreement is amended as follows (with deleted language ~~struck through~~ and added language in bold underline):
(c) “Notwithstanding any provision of this Agreement to the contrary or any other agreement executed by Executive to the contrary, there shall be no restriction on Executive’s ability to (a) speak with law enforcement, the United States Equal Employment Opportunity Commission, or any state or local agency charged with the investigation or enforcement of equal employment opportunity, or an attorney retained by Executive; (b) report violations of any law or regulation to, or initiate, testify, assist, comply with a subpoena from, or participate in any manner with an investigation conducted by, an appropriate local, state, or federal agency; (c) testify in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged sexual harassment on the part of the Company Group or any agent or employee of the Company Group, when Executive has been required or requested to attend the proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature, or otherwise provide truthful testimony or information pursuant to subpoena, court order, or similar legal process; (d) otherwise engage in whistleblower activity protected by the Exchange Act, the Dodd Frank Act, or any rules or regulations issued thereunder, including, without limitation, Rule 21F-17; or (e) file or disclose any facts necessary to receive unemployment insurance, Medicaid, or other public benefits to which Executive is entitled. ~~Notwithstanding any provision of this Agreement to the contrary,~~ In addition, under 18 U.S.C. §1833(b), “(1) An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (2) An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.” Nothing in this Agreement, any other agreement executed by Executive, or any other policies of the ~~Companies~~ Company Group is intended to conflict with this statutory protection, and no director, officer, or member of management has the authority to impose any rule to the contrary. In addition, the confidentiality and non-disparagement prohibitions in this Agreement shall not apply to a sexual assault dispute or sexual harassment dispute arising after the date Executive commenced her employment with the Company Group.

5.Compensation and Benefits Upon Termination. Section 7(d) of the Employment Agreement is amended and restated by replacing it in its entirety with the following:
“(d) For purposes of this Agreement, “Termination Date” means the date of Executive’s “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder (“Section 409A”). For purposes of this Agreement, “Change in Control” shall have the meaning ascribed to it in the James River Group Holdings, Inc. 2014 Long-Term Incentive Plan, as amended.”
6.Arbitration. Section 17(a) of the Employment Agreement is amended by deleting the last sentence of such Section 17(a) in its entirety. Except as expressly amended pursuant to this paragraph 6, the remainder of Section 17(a) of the Employment Agreement shall remain unmodified in any manner.
7.Waiver of Jury Trial. Section 17(d) of the Employment Agreement is amended as follows (with added language in bold underline):
“(d) Waiver of Jury Trial. IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER CONNECTED WITH THIS AGREEMENT OR THE AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREUNDER ALL OF THE PARTIES HERETO WAIVE ALL RIGHTS TO A TRIAL BY JURY, UNLESS APPLICABLE LAW PROHIBITS SUCH WAIVER.”
8.Third-Party Beneficiaries. A new Section 19 of the Employment Agreement is hereby added as follows:
“19. Third-Party Beneficiaries. Parent Company and each of its Affiliates is a third-party beneficiary of this Agreement with respect to its Confidential Information and other business interests, and Holdings has the full right and power to enforce and protect its rights and interests under this Agreement without limitation or other restriction.”
9.Waiver. A new Section 20 of the Employment Agreement is hereby added as follows:
“20. Waiver. Except as expressly provided herein, no delay or failure of either party to exercise any right under this Agreement, and no partial or single exercise of any right, shall constitute a waiver of that or any other right unless expressly so provided in writing, and no such waiver shall operate or be construed as the waiver of the same or of another breach on a prior or subsequent occasion.”
10.No Other Modifications. Pursuant to Section 13 of the Employment Agreement (“Entire Agreement; Amendments; Counterparts”), the Employment Agreement is hereby deemed to be amended, mutatis mutandis, to effect the intent set forth in paragraphs 1 through 9 above, and other than as set forth above, the remaining provisions of your Employment Agreement shall continue in full force and effect without any amendment or modification thereto.
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[Signature Page Follows]

Kindly indicate your acceptance of this Letter by signing and returning a copy of this Letter to us at your earliest convenience.

Very truly yours,

James River Group Holdings, Inc.

By: /s/ Frank D’Orazio
Name: Frank D’Orazio
Title: Chief Executive Officer

James River Group, Inc.

By: /s/ Frank D’Orazio
Name: Frank D’Orazio
Title: Chief Executive Officer

ACCEPTED AND AGREED

/s/ Jeanette L. Miller
Jeanette L. Miller

Dated: April 27, 2026
[Signature Page to First Amendment to Employment Agreement]